Exhibit 99.1

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

FOR IMMEDIATE RELEASE	Company Contact: Joe Camp 630-754-4352
March 7, 2008	Media Contact: Melanie Nimrodi, Financial Relations Board, 312-546-3508 Investors Contact: Kathy Price, Financial Relations Board, 213-486-6547

Advanced Life Sciences Receives Nasdaq Notification

CHICAGO, IL, March 7, 2008/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), today announced that it has received notice from the Nasdaq Listing Qualifications Department (the “Staff”) stating that for 30 consecutive business days the bid price for the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4) (the “Rule”). This notification has no effect on the current listing of the Company’s common stock at this time.

The letter, dated March 4, 2008, indicates that in accordance with Marketplace Rule 4310(c)(8)(D), the Company is provided 180 calendar days, or until September 2, 2008, to regain compliance with the Rule. The letter further indicates that the Company may regain compliance if at any time before September 2, 2008, the bid price of the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive trading days.  If the Company is successful in meeting this requirement, the Staff will provide written notification that it has achieved compliance with the Rule.

If compliance with the Rule cannot be demonstrated by September 2, 2008, the Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement.  If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period.  If the Company is not eligible for an additional compliance period, the Staff will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal the Staff’s determination to delist its common stock.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases.  The Company’s lead candidate, cethromycin, is a novel once-a-day oral antibiotic in late-stage clinical development for the treatment of respiratory tract infections including CAP.  For more information, please visit us on the web at www.advancedlifesciences.com.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events including statements regarding the Company’s ability to comply with the minimum bid price requirements under the Nasdaq Marketplace Rules or any appeal associated therewith.

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The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the our ability to obtain and maintain  regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain financing on terms acceptable to us; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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